SPDR® SERIES TRUST

POWER OF ATTORNEY

Each of the undersigned Trustees and Officers of SPDR Series Trust (the “Trust”) hereby constitutes and appoints Ann M. Carpenter, Bruce S. Rosenberg, Chad C. Hallett, Arthur A. Jensen, Darlene Anderson-Vasquez, David Lancaster, Sean O’Malley, Esq., David Urman, Esq., and David Barr, Esq., and each of them singly and with full powers of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent, to execute in his or her name and on his or her behalf, and in any and all capacities indicated below, the Registration Statement on Form N-14 relating to the reorganization of the SPDR S&P 600 Small Cap ETF into the SPDR Portfolio S&P 600 SmallCap ETF, and any and all amendments thereto (including pre-effective and post-effective amendments), and all other documents, filed by the Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended (collectively, the “Acts”), and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky and/or corporate/trust laws of any state or other jurisdiction, the Commodities Future Trading Commission, and the regulatory authorities of any foreign jurisdiction, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. This Power of Attorney shall become invalid with respect to any Trustee or Officer of the Trust upon such Trustee’s or Officer’s retirement, resignation or removal as a Trustee or Officer of the Trust.

If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 3rd day of March, 2023.

SIGNATURE	TITLE

/s/ Gunjan Chauhan	Trustee
Gunjan Chauhan

/s/ Carolyn M. Clancy	Trustee
Carolyn M. Clancy

/s/ Dwight D. Churchill	Trustee
Dwight D. Churchill

/s/ Clare S. Richer	Trustee
Clare S. Richer

/s/ James E. Ross	Trustee
James E. Ross

/s/ Kristi L. Rowsell	Trustee
Kristi L. Rowsell

/s/ Sandra G. Sponem	Trustee
Sandra G. Sponem

/s/ Carl G. Verboncoeur	Trustee
Carl G. Verboncoeur

/s/ Ellen M. Needham	President and Principal Executive Officer
Ellen M. Needham

/s/ Bruce S. Rosenberg	Treasurer and Principal Financial Officer
Bruce S. Rosenberg

2